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                                                        EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-20315 of California Jockey Club and Bay Meadows Operating Company on Form S-8 of our report dated March 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a proposed merger and certain disagreements between the Companies), appearing in this Annual Report on Form 10-K of California Jockey Club and of Bay Meadows Operating Company for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

March 28, 1997
San Francisco, California